                                                                   Exhibit 10.33

                                                                  Execution Copy
                                                        Amended and Restated and
                                                         Manufacturing Agreement

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.

                                 AMENDMENT NO. 4
                                       AND
                 RESTATEMENT OF CONTRACT MANUFACTURING AGREEMENT

     WHEREAS, on May 1, 2002 The Procter & Gamble Company, an Ohio corporation (referred to hereafter as "Supplier" or "P&G") and Prestige Brands International, Inc., a Virginia corporation (hereinafter together with its Affiliates, referred to as "Prestige") entered into a Contract Manufacturing Agreement of even date, (the "Manufacturing Agreement") pursuant to which Manufacturing Agreement the Supplier agreed to perform certain contract manufacturing services of Comet products for the benefit of Prestige under certain conditions; and

     WHEREAS, the parties agreed to amend the Manufacturing Agreement pursuant to the terms and conditions set forth in the Amendment No. 1 of Manufacturing Agreement (the "First Amendment") effective as of August 25, 2002; and

     WHEREAS, the parties agreed to amend the Manufacturing Agreement pursuant to the terms and conditions set forth in the Amendment No. 2 of Manufacturing Agreement (the "Second Amendment") effective as of November 12, 2002; and

     WHEREAS, the parties agreed to amend the Manufacturing Agreement pursuant to the terms and conditions set forth in the Amendment No. 3 of Manufacturing Agreement (the "Third Amendment") effective as of January 7,2003; and

     WHEREAS, the parties now agree to further amend the Manufacturing Agreement pursuant to the terms and conditions set forth in this Amendment No. 4 and Restatement of Manufacturing Agreement (the "Amendment Agreement") effective as of May 1, 2003; and

     WHEREAS, the parties wish to reaffirm and restate the Manufacturing Agreement, as well as amend it in order to reflect the amendments agreed upon by both parties;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    SECTION 1

The parties hereby reaffirm and restate the Manufacturing Agreement, as amended and restated in Section 2 hereunder,

                                    SECTION 2

The text of the Manufacturing Agreement, as amended and restated, will henceforth read as follows:

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                        CONTRACT MANUFACTURING AGREEMENT

This is a CONTRACT MANUFACTURING AGREEMENT ("Supply Agreement"), between The Procter & Gamble Manufacturing Company, an Ohio corporation (collectively with its affiliates, "Supplier"), and Prestige Brands International, Inc., a Virginia corporation. ("Buyer"), This Supply Agreement will have an effective date of May 1, 2002. Supplier and Buyer are sometimes collectively referred to herein as ..parties" and individually as "party."

WHEREAS, Supplier and Buyer have previously entered into an Asset Sale and Purchase Agreement, dated as of August 27, 2001 ("Sale Agreement"), pursuant to which Buyer purchased the Acquired Assets (as defined in the Sale Agreement), and on the same day, Supplier and Buyer simultaneously entered into a Transitional Services Agreement ("Services Agreement") to expire April 30, 2002 and a Transitional Supply Agreement ("Transitional Supply Agreement") to expire April 30, 2002.

WHEREAS, upon expiration of the Transitional Supply Agreement and in connection with the Sale Agreement, Buyer wishes that Supplier, upon Buyer's request and according to the terms and conditions set forth herein, continue Manufacturing (as defined hereinafter) Products (as defined hereinafter) or, subject to Buyer's prior written approval, which will not be unreasonably withheld, arranging for the Contract Manufacturing (as defined hereinafter) of Products on Buyer's behalf for the period(s) set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements, and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

1.01 GENERAL. Any capitalized term used but not defined herein will have the meaning set forth in the Sale Agreement.

1.02 "AFFILIATE" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. "Control," whether or not capitalized, means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person or such other Person of greater than 50% of the income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

1.03 "PACKAGING MATERIALS SUPPLIERS" means those companies who Supply packaging materials to Supplier.

1.04 "BUSINESS" means the manufacturing. packaging, distributing, marketing and selling of the Products under one or more Trademarks in the United States or Canada.

1.05 "CLOSING DATE" means October 2, 2001, the date when Buyer purchased the Business from Supplier.

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1.06 "CONTRACT MANUFACTURING" means the sourcing and warehousing of raw and packaging materials, compounding, component preparation, production, manufacturing, incoming and outgoing quality control, fabrication, filling, inspecting, labeling, packing, packaging, or any part thereof, as well as associated activities, in accordance with the Specifications and the terms and conditions of this Supply Agreement, in each case, by any non-Affiliate third party pursuant to Contract Manufacturing Agreement(s) with the Supplier or any of Supplier's Affiliates. The terms "CONTRACT MANUFACTURE", "CONTRACT MANUFACTURER" and "CONTRACT MANUFACTURED" will have the appropriate derivative meanings.

1.07 "CONTRACT MANUFACTURING AGREEMENT" means any purchase order, contract, agreement or other obligation, including without limitation, outsourcing arrangement, between Supplier or any of Supplier's Affiliates and any non-Affiliate third party pursuant to which any non-Affiliate third party Contract Manufactures Products.

1.08 "CONTRACT PLANT" means that portion of a Contract Manufacturer's facilities used in the Contract Manufacture of Products.

1.09    [RESERVED]

1.10 "DELIVERY DATE" means the date on Supplier's Production Forecast that designates the date when Supplier will have Products available for Buyer to pick-up.

1.11    "EFFECTIVE DATE" means May 1, 2002.

1.12 "MANUFACTURING" means the sourcing and warehousing of raw and packaging materials, compounding, component preparation, production, manufacturing, incoming and outgoing quality control, fabrication, filling, inspecting, labeling, packing, packaging and/or warehousing of any Products, or any part thereof, as well as associated activities, in accordance with the Specifications and the terms and conditions of this Supply Agreement, in each case, by Supplier or any of Supplier's Affiliates. The terms "MANUFACTURE" and "MANUFACTURED" will have the appropriate derivative meanings.

1.13 "MATERIALS" means works in progress and raw and packaging materials related to the Business.

1.14 "PERSON" means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a Governmental Entity.

1.15 "PRODUCTS" means collectively, except where specifically qualified in this Supply Agreement, those powder and spray SKU's of the Business produced as of the Signing Date of this agreement for sale in the United States and Canada, and set forth on Schedule 1.15, whether Manufactured or Contract Manufactured as of the effective date of this Supply Agreement, together with any Alterations and/or Modifications. Beginning when the first purchase order for Comet Orange (as defined herein) is submitted. which is

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        anticipated to be on or about May 1, 2003, the term Products will also include Comet Orange. For purposes of clarification. the term Products does not include special pack products or displays.

1.16    "PRODUCT CATEGORY" means the particular type of Product, as set forth on
        Schedule 1.15. For purposes of this Supply Agreement, a Product may be categorized as one of the following: Powder or Spray.

1.17    "SIGNING DATE" means May 1, 2002.

1.18    "SKUS" means Stock Keeping Units.

1.19 "SPECIFICATIONS" means the procedures, requirements, formula(e) and standards related to Products employed by or on behalf of Supplier as of the Signing Date and provided to Buyer under the Sale Agreement, as amended pursuant to this Supply Agreement.

1.20 "SUPPLIER'S PLANT" means that portion of Supplier's and Supplier's Affiliates' facilities located in St. Louis, Missouri that is used in the Manufacture of Products and/or such other facilities of Supplier or Supplier's Affiliates as may be used in the Manufacture of Products.

1.21 "SUPPLY PERIOD" means that period commencing on May 1, 2002 and running until this Agreement expires pursuant to Section 14.1 of this Supply Agreement or is terminated pursuant to Article XV of this Supply Agreement.

1.22 OTHER DEFINITIONS. Other terms defined in this Agreement, and the location where they are defined, are:

         "Affected Party"..................................     Section 16.04
         "Alterations".....................................     Section 6.01
         "Buyer"...........................................     Preamble
         "Cost and Feasibility Process"....................     Section 6.04
         "Comet Orange "...................................     Section 4.05
         "Defaulting Party"................................     Section 15.01
         "Forecast"........................................     Section 2.03
         "FIFO"............................................     Section 5.02
         "Forecast"........................................     Section 3.01
         "Modifications"...................................     Section 6.02
         "Non-Affected Party"..............................     Section 16.04
         "Non-Defaulting Party"............................     Section 15.01
         "Production Forecast".............................     Section 2.03
         "Sale Agreement"..................................     Preamble
         "Services Agreement"..............................     Preamble
         "Supplier"........................................     Preamble
         "Term"............................................     Section 14.01
         "Termination Date"................................     Section 15.01

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         "Transitional Supply Agreement"...................     Preamble

                                   ARTICLE II
                                BASIC OBLIGATIONS

2.01 SUPPLIER'S OBLIGATIONS. Subject to the limitations and conditions of this Supply Agreement, during the applicable Supply Period, Supplier will Manufacture, or arrange for the Contract Manufacture of, and sell to Buyer Buyer's requirements (up to the maximums set forth in Schedule 2.02) of Products. Except as set forth in Section 7.01 herein, Supplier will be responsible for ensuring that all Product sold to Buyer hereunder complies with Specifications.

2.02 BUYER'S OBLIGATIONS. Subject to the limitations and conditions of this Supply Agreement, during the applicable Supply Period, Buyer will purchase from Supplier Buyer's requirements subject to the maximum and minimum requirements set forth in Schedule 2.02 of Products within the applicable Product Category, at the prices set forth on Schedule 9.01 or at such other prices as may be determined in accordance with this Supply Agreement. Buyer will also be responsible for paying certain other expenses, as expressly set forth elsewhere in this Supply Agreement.

2.03 FORECAST REQUIREMENT. Subject in all respects to Article III of this Supply Agreement, all Manufacturing or Contract Manufacturing under this Supply Agreement will be covered by the Production Forecast set forth in
        Section 3.02 below. The terms of this Supply Agreement will govern the performance of all firm purchase orders and, in the event of any inconsistency between this Supply Agreement and any firm purchase order, this Supply Agreement will prevail.

                                   ARTICLE III
                           FORECASTS/ORDERS/LOCATIONS

3.01 BUYER'S FIRM WRITTEN FORECAST. Pursuant to the terms of this Supply Agreement, Buyer will be submitting to Supplier an eighteen (18) month rolling firm, written forecast (the "Forecast") of its requirements and forecasted shipments of Products, by month, for the term of the Supply Agreement. The Forecast will be updated biweekly, and Buyer will continue this process of providing and updating the Forecast under this Supply Agreement for the Supply Period. Such monthly updates will be provided to Supplier on the 1st and 15th of each calendar month.

3.02 PRODUCTION FORECAST AND SUBSEQUENT FIRM PURCHASE COMMITMENTS. Buyer will also provide to Supplier inventory buffer targets, based on which both parties will then mutually agree on and establish inventory buffer targets acceptable to both Supplier and Buyer. Pursuant to these conditions, Supplier will use Buyer's Forecast, the established inventory buffer targets, and the minimums and maximums set forth in
        Schedule 2.02, to determine its production schedule of Products (the "Production Forecast"), which Supplier will then submit to Buyer. The first four weeks of the Production Forecast will become binding purchase commitments on Buyer and will constitute a firm written

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        purchase order, unless Buyer notifies Supplier otherwise in writing no more than two (2) days after receipt of such Production Forecast from Supplier. Based on the production schedule so established, Supplier will manufacture and Buyer will arrange to pickup Products to fulfill such Production Forecast.

3.03 REPORTS BY SUPPLIER. If requested by Buyer, Supplier will use commercially reasonable efforts to provide Buyer with quarterly reports on raw material, packing material and finished Products reflecting Manufacturing, Contract. Manufacturing, shipments, inventories, and non-binding projections related thereto.

3.04 CHANGE TO PARTIAL OR FULL CONTRACT MANUFACTURING OR RELOCATION OF MANUFACTURING. Unless otherwise agreed to by the parties, if Supplier shall relocate any Manufacturing or Contract Manufacturing to a facility(ies) different from the facility(ies) currently Manufacturing or Contract Manufacturing or if Supplier shall decide to switch from Manufacturing Products to partial or full Contract Manufacturing of Products, Supplier will provide Buyer with six (6) months prior written notice of such change for Buyer's approval, which shall not be withheld unless such relocation materially increases Buyer's total delivered costs of the Products to Buyer's distribution center in the United States. Further, in the event of such a switch from Manufacturing Products to partial or full Contract Manufacturing of Products, such contract manufacturer shall meet Supplier's normal quality requirements, including product quality standards and financial stability. Notwithstanding the foregoing, no such relocation or change shall affect Supplier's agreements or obligations hereunder, including Schedules 2.02 and 9.01 hereto, unless agreed to by both parties.

                                   ARTICLE IV
                        MATERIALS AND EQUIPMENT; CAPACITY

4.01 SOURCES OF MATERIALS. During the Supply Period, Supplier will source or arrange for the sourcing of all raw and packaging materials required for Manufacturing or Contract Manufacturing Products from vendors reasonably selected by or on behalf of Supplier consistent with Supplier's ordinary past business practices and in quantities reasonably calculated to meet Buyer's Orders in a cost-effective manner. Supplier agrees to maintain adequate inventories of raw materials and componentry reasonably calculated to meet the reasonable requirements of Buyer in a timely manner. Supplier agrees to use commercially reasonable efforts to obtain competitive pricing. Buyer may identify lower cost sources for supply materials, which Supplier will evaluate through the Cost and Feasibility Process set forth in Section 6.04, which evaluation shall not be unreasonably withheld.

4.02 NORMAL REPAIR AND REPLACEMENT OF EQUIPMENT. Supplier will be responsible for all repairs and replacement of equipment or facilities used in the Manufacture of Products at Supplier's Plant.

4.03 CAPACITY. Supplier is not required to install additional production capacity or additional production lines to perform its supply obligations hereunder.

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                                                         Manufacturing Agreement

4.04 MATERIAL SUPPLY. In the event that Supplier cannot, or does not, pursuant to Sections 2.01, 15.01 or 15.02 of this Supply Agreement, continue to produce Buyer's requirements, Supplier will use commercially reasonable efforts to separately supply Materials for Buyer's use at other contract manufacturers to produce Buyer's requirements. Notwithstanding the foregoing, Buyer's use of the Materials at another manufacturer is subject to Section 12.01 below.

4.05 START UP CAPITAL COSTS FOR COMET ORANGE. As soon as the Specifications for Comet Orange have been defined by Buyer and mutually agreed to between Buyer and Supplier after May 1, 2003, Supplier will cover and pay for, on a one time basis, any initial capital cost for tooling, manufacturing equipment, and any onetime costs related to initial stability testing services, initial pilot-batch testing services, and any other onetime start-up testing services provided by Supplier, and similar related initial start-up costs and expenses required to produce an annual volume equivalent to 180,000 physical cases of Comet Orange. Buyer will be responsible for and pay all other costs, fees and expenses, including without limitation, all manufacturing expenses and raw and packaging costs, future capital costs, additional capital or and equipment requirements, related to Comet Orange, and Supplier will not be responsible for or pay for any costs, fees or expenses other than those specifically set forth in the first sentence of this Section 4.05. For purposes of this Supply Agreement, the term "Comet Orange" will mean a Comet powder line extension product which consists of a chlorine-free Comet cleansing powder with an orange scent. The Specifications for Comet Orange will be mutually agreed to between Buyer and Supplier prior to any capital expenditure for or manufacturing or producing of Comet Orange.

                                    ARTICLE V
                          SHIPPING AND USE OF MATERIALS

5.01 PRODUCT SHIPPING. Buyer will arrange for the shipment of Products in full truckload quantities (on common carriers selected by Buyer). where possible, and at Buyer's expense (including without limitation any duties payable in respect of any shipment) and title and risk of loss of Products will pass from the Supplier's Plant or Contract Plant (i.e., F.O.B. Supplier's dock at Supplier's Plant or F.O.B. dock at Contract Plant). Buyer will be responsible for all actual reasonable costs and expenses of month-to-month storage and warehousing of Products, wherever stored or warehoused. Buyer must arrange to pick up its ordered requirements from the dock at Supplier's Plant or Contract Plant on the Delivery Date(s) specified in the Production Forecast.

5.02 ORDER OF USE FOR RAW AND PACKAGING MATERIALS AND INVENTORY BY SUPPLIER. Supplier will, and will cause any Contract Manufacturer to, use raw and packaging materials on a first-in, first-out basis ("FIFO") consistent with past ordinary business practices. Any Products Materials as of the Effective Date will likewise be used first to satisfy Buyer's requirements.

5.03 COMMON CARRIER CLAIMS. All claims by or to common carriers in connection with Products will be the responsibility of Buyer, except to the extent any such claim by a

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                                                         Manufacturing Agreement

        common carrier is the proximate result of the negligence, gross negligence or intentional misconduct of, or breach of this Supply Agreement by, Supplier.

5.04 PALLETS. Products will be shipped to Buyer on CHEP pallets. Buyer will be responsible to establish a lease contract for such pallets directly with the applicable third party and Buyer will pay all costs, fees and expenses relating to CHEP pallets, upon transfer of such pallets to Buyer.

                                   ARTICLE VI
                            CHANGES TO SPECIFICATIONS

6.01 ALTERATIONS. During the Supply Period, Buyer may alter the Specifications for artwork and label copy of Products ("Alterations") by utilizing the Cost and Feasibility Process set forth below in Section
        6.04 in order to seek the necessary prior written consent of Supplier, which consent will not be unreasonably withheld. Once an Alteration has been approved, Buyer will provide a finished artwork directly to the Packaging Materials Suppliers designated by Supplier. Once the artwork has been received by the Packaging Materials Suppliers, the process to order the materials and have the materials in the plant requires approximately nine (9) weeks. Buyer will be responsible at the time of consent for:

        (a) providing materials required or prudent for implementation of such Alterations, including, without limitation, artwork and print tooling;

        (b) having secured from any Governmental Entity any approvals that may be necessary in connection with any Alteration;

        (c)   any resulting increases in costs;

        (d) all liabilities, costs or expenses, including, without limitation, those of third parties, arising out of or related to Alterations, including, without limitation, those related to the failure or alleged failure of the Alterations to comply with applicable laws and regulations, provided the alterations are implemented by Supplier in accordance with the new specifications; and

        (e) all scrapping costs associated with any Alterations. However Supplier will use reasonable efforts to use all Materials on a "first in, first out basis".

6.02 BUYER'S MODIFICATIONS. All changes to Specifications, including, but not limited to, new product SKU introductions (collectively "Modifications"), require the prior written consent of Supplier, such consent not to be unreasonably withheld. Buyer will utilize the Cost and Feasibility Process set forth below in Section 6.04 in order to seek the necessary prior written consent of Supplier. Buyer will be responsible for any costs and expenses associated with such Modifications, including, but not limited to any testing required for such Modifications and any costs and expenses thereof.

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6.03 SUPPLIER MODIFICATIONS. If Supplier initiates a change in packaging and Buyer agrees to such change in writing and in advance, Supplier will bear the cost of any change parts and any cost increase or decrease in the production of the Product(s) will be passed through to Buyer.

6.04 COST AND FEASIBILITY PROCESS. Any Modifications or Alterations requests from Buyer are subject to Supplier's cost and feasibility determination as to whether such modification can be accomplished ("Cost and Feasibility Process.). Supplier will provide Buyer with the cost and feasibility form set forth on Schedule 6.04 for submitting requests for such Modifications or Alterations to Supplier's Cost and Feasibility Process. Supplier will respond to Buyer's cost and feasibility request within three (3) weeks of receipt of the cost and feasibility form.

                                   ARTICLE VII
                                QUALITY ASSURANCE

7.01 QUALITY CONTROL TESTS. Supplier will perform or cause to be performed quality control tests and assays on raw and packaging materials and on Products in accordance with Specifications. Buyer will perform or cause to be performed quality control tests associated with any sampling uses of the Products.

7.02 STABILITY TESTS. Based on the stability testing requirements and appropriate documentation, test methodologies and specification which Buyer will provide to Supplier, Supplier will maintain a stability testing program for the products; provided, however, that Buyer will be solely responsible for conducting stability tests for the Products in the event Buyer modifies, alters or changes the product formulas or formulations for the Products.

7.03 BUYER INSPECTIONS. Supplier will permit Buyer's designated representatives to inspect and visit the Comet-related portion of Supplier's Plant from time to time for the purpose of determining compliance with this Supply Agreement. Such inspections will occur during regular business hours after at least twenty-four (24) hours written notice to Supplier. Buyer will not disrupt Supplier's operations. Buyer's designated representatives will be permitted to inspect and visit from time to time any Contract Plant for the purpose of determining Supplier's compliance with this Supply Agreement, if, and only to the extent, Supplier obtains the applicable Contract Manufacturer's consent. In the event Supplier will not be able to secure the consent of such Contract Manufacturer, Supplier shall allow Buyer to contact such Contract Manufacturer for the sole and only purpose of requesting such Contract Manufacturer's consent to Buyer's inspection.

7.04 BUYER TESTS. At Buyer's request, Supplier will cause to be sent, at Buyer's expense, a reasonable number of Product samples to Buyer for examination and testing, at Buyer's expense, to assure conformity with Specifications.

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                                  ARTICLE VIII
                              COMPLIANCE WITH LAWS

8.01 LAWS RELATED TO MANUFACTURING. Supplier will maintain and require all Contract Manufacturers to maintain all necessary permits, licenses and certifications necessary for the Manufacturing of the Product. Supplier will comply and will require all Contract Manufacturers to comply with laws and regulations relating to environmental matters, wages and hours, equal employment opportunity, tax withholding on payrolls, working and sanitary conditions and workers' compensation. in each case, as well as all other applicable laws, regulations, ordinances and other rules of the federal, state or local authorities, with respect to maintenance and operation of Supplier's Plant or Contract Plant (as the case may be), except where not material.

8.02 RELATED TO PRODUCTS. Notwithstanding Section 8.01, Buyer will be responsible for complying in all material respects with all other laws and regulations relating to Products (without regard to whether such Products have been the subject of any Alteration or Additional Modification), including, without limitation, laws relating to the registration, identification, formulation, transportation, labeling, sale. marketing or distribution of Products. Buyer will be responsible for conducting product recalls and for other duties and obligations imposed by law, rule or regulation arising from or related to Product purchased by Buyer from Supplier during the Term hereof, Buyer will also be responsible for documentation, investigation and action regarding drug adverse events, reports and records. and the like, arising from or related to Buyer's sales of the Products during the Term hereof.

                                   ARTICLE IX
                                      PRICE

9.01 PRICING AND COST ASSUMPTIONS. Schedule 9.01 sets forth, by SKU, the price Buyer will pay Supplier for Products. Schedule 9.01 also sets forth major assumptions concerning the costs of Products (collectively "Manufacturing Costs"). Supplier will adjust any raw materials and packaging costs (due to normal market fluctuations, leading to price changes that are typical in the industry) on a quarterly basis and will adjust any other manufacturing costs on an annual basis, on or before January 1st of each calendar year. In the event of any decrease of material costs from Supplier initiating design changes or negotiating lower pricing (requiring effort above the normal negotiation process), Supplier and Buyer will share any such decrease on an equal basis after the Supplier has recovered its expenses directly related to the obtaining of that lower price. There will be no circumstance under which the expenses will exceed the savings and result in additional charges to Buyer.

        In accordance with Supplier's adjustment of these costs, Supplier will notify Buyer in writing of any such increase or decrease in raw materials and packaging costs on a quarterly basis, and will notify Buyer in writing of any such increase or decrease in other manufacturing costs on an annual basis, on or before January 1st of each calendar year. The notice will include:

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        (a)   the reason for the increase or decrease;

        (b)   the date when the increase or decrease will take effect; and

        (c)   the amount of the increase or decrease.

        (d) reference to any documentation in support of any increase. Such documentation shall be available, after Buyer's request, for inspection by Buyer at Supplier's offices during regular office hours.

        Supplier will use its reasonable efforts to minimize cost increases consistent with its ordinary past business practices; provided, however, that this requirement will not limit Supplier's ability to switch from Manufacturing Products to partial or full Contract Manufacturing of Products.

9.02 FUTURE COST REDUCTIONS. Starting with the twelve-month period beginning on May 1, 2003, Supplier will reduce manufacturing and/or raw materials and packaging costs for Products by a fixed *** United States Dollars ($*** USD) for each twelve-month period until the earlier of (x) the twelve-month period beginning on May 1, 2009, or
        (ii) the expiration or termination of this Supply Agreement. Supplier will pay Buyer such fixed $*** USD annual costs reductions each year within thirty (30) days after the beginning of such twelve months period, via wire transfer to an account designated by Buyer, provided Buyer has not given Supplier notice, in accordance with Section 15.02. in the prior twelve-month period to terminate this Supply Agreement. For clarification purposes only. the first twelve-month period will start on May 1, 2003 and end on April 30, 2004 and the payment for such period will occur within thirty (30) days after May 1, 2003. All subsequent payments will occur in the same manner. The parties agree that the annual cost reduction payments under this Section 9.02 are exclusive of and independent from the provisions of Section 9.01 hereof.


                                    ARTICLE X
                                     PAYMENT

10.01 INVOICING AND PAYMENT. Supplier will send Buyer an invoice for each shipment of Products. All invoices will be based upon the bill of lading describing the Products and quantity of Products shipped to Buyer. Buyer will be responsible for promptly paying each invoice in a manner for Supplier to receive such payments in its bank accounts within thirty
        (30) calendar days after the receipt of such invoice. and payment will not be delayed pending delivery of Products by any common carrier or resolution of any disputes between Buyer and any common carrier regarding the shipment. Buyer will pay Supplier a late payment charge of twelve percent (12%) per annum on any payment not received within thirty
        (30) calendar days after the receipt of the relevant invoice; provided. however. that Buyer will not owe any late payment charge with respect to any disputed payment amount pending resolution of such dispute. Payment will be made by wire transfer of immediately available funds in United States dollars and will be sent to the location designated in advance by Supplier.

                                   ARTICLE XI
              SUPPLIER'S REPRESENTATIONS, WARRANTIES AND DISCLAIMER

11.01 TITLE TO PRODUCTS. Supplier represents and warrants it will pass to Buyer good and. marketable title to Products, free and clear of all material liens, claims, security interests and encumbrances of any kind.

11.02 COMPLIANCE WITH SPECIFICATIONS. Supplier represents and warrants the Products will be in compliance with Specifications within normal variation at the time such Products are delivered to the common carrier for shipment to Buyer.

11.03 LIMITATION OF WARRANTIES. SUPPLIER MAKES NO WARRANTY, OTHER THAN THE WARRANTIES SET FORTH HEREIN OR IN THE SALE AGREEMENT. THE

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        WARRANTIES SET FORTH HEREIN AND THEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE XII
                              INTELLECTUAL PROPERTY

12.01 OWNERSHIP OF INTELLECTUAL PROPERTY. All intellectual property constituting the Acquired Assets or constituting the Excluded Assets shall be owned by and will at all times be and remain the exclusive property of Buyer or Supplier (or Supplier's Affiliates), respectively, and this Supply Agreement will not constitute a license, except to the extent required to fulfill each party's obligations hereunder.

12.02 OWNERSHIP OF COMET ORANGE, MARK AND INTELLECTUAL PROPERTY. In addition to. and not in limitation of. the provisions of Section 12.01 hereof, the parties hereto acknowledge and agree that, to the extent not covered by any intellectual property, trade dress. trademark. patent rights, know how or trade secrets of Supplier, whether or not covered under the Patent and Technology License Agreement between Buyer and Supplier dated October 2, 2001 and/or the Sale Agreement, Buyer shall own all right, title and interest in and to (i) the COMET ORANGE name and mark, (ii) the Specifications related to Comet Orange, (iii) the formulae. know how and patents used to create, produce or manufacture Comet Orange, (iv) all trademarks, trade dress. copyrights, logos. trade names and other identifying marks used with Comet Orange, including the name and mark COMET ORANGE, and (v) all other proprietary rights and intellectual property related to Comet Orange.

                                  ARTICLE XIII
                     SUPPLIER'S AND CONTRACT MANUFACTURER'S
                             USE OF BUYER'S PROPERTY

13.01 BOOKS AND RECORDS. During the Supply Period with respect to any Product Category, Supplier will be permitted, at no cost to Supplier, to retain and use any Books and Records transferred to the Buyer pursuant to the Sale Agreement to the extent reasonably necessary for Supplier to fulfill its obligations under this Supply Agreement with respect to such Product Category.

                                   ARTICLE XIV
                                      TERM

14.01 TERM. This Supply Agreement will be in effect from the Effective Date until May 1, 2010 (the "Term"), unless earlier terminated by either party pursuant to Section 15.01 or Section 15.02.

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                                   ARTICLE XV
                                   TERMINATION

15.01 NOTICE OF DEFAULT. In addition to any other rights or remedies Buyer or Supplier may have under the Sale Agreement or at law or in equity, a party not in default under this Supply Agreement (the "Non-Defaulting Party") may terminate this Supply Agreement or any Supply Period by giving written notice to the other party (the "Defaulting Party") of the Non-Defaulting Party's intention to terminate this Supply Agreement or any Supply Period upon the occurrence of either or both of the following events:

        (a) a material breach by the Defaulting Party of any of its obligations hereunder, or

        (b) the filing by or against the Defaulting Party of a petition in bankruptcy, or any appointment of a receiver for the Defaulting Party or any substantial part of its assets, or any assignment for the benefit of the Defaulting Party's creditors,

        Such notice will identify a date for termination of this Supply Agreement or any Supply Period, which date will not be sooner than five
        (5) Business Days after receipt of such notice by the Defaulting Party ("Termination Date"). If the event on which the notice is based is not cured prior to the Termination Date, then this Supply Agreement or any Supply Period will terminate on the Termination Date pursuant to such notice.

15.02 TERMINATION WITHOUT CAUSE. After May 1, 2008, Buyer or Supplier may terminate early this Supply Agreement or any Supply Period at any time without cause by giving twelve (12) months prior written notice to the other party, subject to the terms set forth below. Without limiting the foregoing and for avoidance of any doubt, the earliest possible effective date of any termination without cause pursuant to this Section 15.02, would be May 1, 2009.

        (a) If either (x) Buyer terminates this Supply Agreement without cause in accordance with this Section 15.02, or (y) if this Supply Agreement is terminated pursuant to the terms of Section 16.11, then Buyer, its respective successor and/or permitted assignee, will be liable to Supplier for all costs, and expenses related to the then existing Inventory and Materials.

        (b) If Supplier terminates this Supply Agreement for a default by Buyer under Section 15.01, or without cause in the manner described in this Section 15.02, Supplier shall in no event be liable to Buyer for any termination fee or penalty.

15.03 EFFECT ON OTHER AGREEMENTS/SURVIVAL OF CERTAIN PROVISIONS. Termination of this Supply Agreement or any Supply Period will have no effect on any other agreements between Buyer and Supplier, unless an effect is mutually and specifically agreed in writing between the parties, and such termination will not relieve either party of any liability to the other based on acts or omissions prior to such termination. The following Articles and Sections will survive any such termination:
        Article XI, Article XII, and Sections 15.03, 15.04, 16.03, 16.05, 16.06,
        16.07, 16.08, 16.09 and 16.10.

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

15.04   UNSHIPPED PRODUCTS AND MATERIALS.

        (a) Upon any termination of this Supply Agreement or any Supply Period with respect to any Product Category, Supplier will arrange for the prompt shipment to Buyer at the addressees) designated by Buyer pursuant to Section 5.01, and Buyer will purchase:

              (i) any unshipped Products within such Product Categor(ies) as of the Termination Date at the price(s) set forth in
                      Schedule 9.01 as modified pursuant to Section 9.01; and

              (ii) any unused but usable works in progress or Materials exclusively related to Products within such Product Categor(ies), at actual cost.

        Buyer will be responsible for paying for the shipment of, and will bear the risk of loss for, usable Materials and Products to the designated location(s).

        (b) In the event this Supply Agreement or any Supply Period is terminated by reason of an uncured default of Buyer (including, without limitation, non-payment of any costs, fees and" expenses due to Supplier hereunder), Supplier shall, in addition and notwithstanding any other rights, actions or remedies available to Supplier, have the unrestricted rights, which Buyer hereby irrevocably grants to Supplier, to sell, transfer, or otherwise dispose of any inventory, unfinished products, raw materials, finished Products and/or works in progress, as the case may be, as Supplier may see fit.

                                   ARTICLE XVI
                                  MISCELLANEOUS

16.01 ENTIRE AGREEMENT. This Supply Agreement constitutes the entire agreement between Supplier and Buyer with respect to, among other things, the Manufacture and Contract Manufacture of Products. In the event of any inconsistency between this Supply Agreement and any subsequently-issued document, including without limitation, an Order, this Supply Agreement will prevail, unless such subsequently-issued document expressly and specifically supercedes the terms of this Supply Agreement.

16.02 TAXES. Buyer and Supplier agree to pay all Taxes assessed on all materials, excluding Products, to which each of them has title. Buyer will be responsible for paying all taxes assessed on Products.

16.03 SUPPLIER'S EMPLOYEES AND INDEPENDENT CONTRACTOR STATUS. During the term hereof, and for a period of two (2) years after the termination of this Supply Agreement, Buyer will not. and will cause its Affiliates not to, without Supplier's prior written agreement, directly or indirectly solicit for employment or hire any employees of Supplier or Supplier's Affiliates who have worked in connection with the performance of this Supply

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

        Agreement. Supplier is acting pursuant to this Supply Agreement as an independent contractor.

16.04 FORCE MAJEURE. Neither party (the "Affected Party") will be liable to the other (the "Non-Affected Party") for failure to perform any part of this Supply Agreement if such failure results from an act of God, war, revolt, revolution, sabotage, actions of a Governmental Entity, laws, regulations, embargo, fire, strike, other labor trouble, insolvency or other financial difficulty of any Contract Manufacturer or any cause beyond the Affected Party's control. Upon the occurrence of any such event which results in, or will result in, delay or failure to perform according to the terms of this Supply Agreement, the Affected Party will promptly give notice to the Non-Affected Party of such occurrence and the effect and/or anticipated effect of such occurrence. The Affected Party will use its reasonable efforts to minimize disruptions in its performance and to resume performance of its obligations under this Supply Agreement as soon as practicable, provided, however, the resolution of any strike or labor trouble will be within the sole discretion of the Affected Party.

16.05 NO RIGHT OF SET-OFF. Notwithstanding any other provisions of this Supply Agreement or any other agreement between the parties, all payments to be made by either party under this Supply Agreement will be made free of any set-off and will be promptly remitted to the party entitled to receive payment hereunder.

16.06 LIMITATION. Any Action pursuant to this Supply Agreement, including, without limitation, any Action with respect to any indemnity obligation, must be commenced within two (2) years after the termination of this Supply Agreement.

16.07   INDEMNIFICATION BY SUPPLIER.

        (a) Subject to the terms and conditions of this Supply Agreement, Supplier will jointly and severally defend, indemnify and hold harmless Buyer and its affiliates and each of their respective officers, directors, employees, shareholders, agents and representatives, and their successors and assigns (collectively the "Buyer Indemnities") from and against all claims, losses, liabilities, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense of any Action) (collectively "Claims") arising out of or related to: (I) Excluded Liabilities as set forth in the Sale Agreement, (Ii) any breach of any covenant or agreement of Supplier contained in this Supply Agreement; (iii) any negligence, gross negligence, or willful or intentional misconduct by Supplier or any of its personnel; and (iv) any breach of any representation or warranty of Supplier contained in this Supply Agreement;

        (b) Promptly after receipt by Buyer of notice of any third-party Action in respect of which indemnity may be sought against Supplier hereunder (for purposes of this Section 16.01, a "Buyer's Assertion"), Buyer will notify Supplier in writing of the Buyer's Assertion, but the failure to so notify Supplier will not relieve Supplier of any liability it may have to Buyer, except to the extent Supplier has suffered

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

              actual prejudice thereby. Supplier will be entitled to participate in and, to the extent Supplier elects by written notice to Buyer within thirty (30) days after receipt by Supplier of notice of such Buyer's Assertion, to assume the defense of such Buyer's Assertion, at Supplier's own expense, with counsel chosen by it which will be reasonably satisfactory to Buyer. With respect to any such Buyer's Assertion, Buyer will promptly provide Supplier with: (i) notice and copies of any documents served upon Buyer; and (ii) all reasonable cooperation which Supplier deems necessary to defend such Buyer's Assertion, including, without limitation, providing Supplier and its outside attorneys access to any potentially relevant documents, information, or individuals within the control of Buyer, other than any privileged documents. If business information of Buyer other than that pertaining to the Business is contained in such documents or information, Supplier and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Supplier may have elected by written notice to assume the defense of any Buyer's Assertion, Buyer will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Buyer, but in such event the fees and expenses of Buyer (above those which would otherwise have been incurred) and such separate counsel will be paid by Buyer.

        (c)   Notwithstanding anything in this Section 16,07 to the contrary:
              (i) Supplier will have no obligation with respect to any Buyer's Assertion if, in connection therewith, Buyer, without the written consent of Supplier, which consent will not be unreasonably withheld, settles or compromises any Action or consents to the entry of any judgment; and (ii) Supplier will not without the written consent of Buyer with respect to any Buyers Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Buyer of a duly executed written release of Buyer from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Buyer, or (B) settle or compromise any Action in any manner that, in the reasonable judgment of Buyer or its counsel, will adversely affect Buyer other than as a result of money damages or other money payments.

        (d)   Upon the payment of any settlement or judgment pursuant to this
              Section 16.07 with respect to any Buyer's Assertion, Supplier will be subrogated to all rights and remedies of Buyer against any third party in respect of such Buyer's Assertion to the extent of the amount so paid by Supplier.

        (e) The indemnity provided for by this Section 16.07 will be Buyer's exclusive source of recovery against Supplier with respect to matters covered hereby.

16.08   INDEMNIFICATION BY BUYER.

        (a) Subject to the terms and conditions of this Agreement, Buyer will defend, indemnify and hold harmless Supplier and its affiliates and each of their

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

              respective officers, directors, employees, shareholders, agents and representatives, and their successors and assigns (collectively the "Supplier Indemnities") from and against all Claims arising out of or related to: (i) Assumed Liabilities as defined in the Sale Agreement, (ii) any breach of any covenant or agreement of Buyer contained in this Supply Agreement; and (iii) any breach of any representation or warranty of Buyer contained in this Supply Agreement.

        (b) Promptly after receipt by Supplier of notice of any Action in respect of which indemnity may be sought against Buyer hereunder (for purposes of this Section 16.08, a "Supplier's Assertion"), Supplier will notify Buyer in writing of the Supplier's Assertion, but the failure to so notify Buyer will not relieve Buyer of any liability it may have to Supplier, except to the extent Buyer has suffered actual prejudice thereby, Buyer will be entitled to participate in and, to the extent Buyer elects by written notice to Supplier within thirty (30) days after receipt by Buyer of notice of such Supplier's Assertion, to assume the defense of such Supplier's Assertion, at its own expense, with counsel chosen by it, which will be reasonably satisfactory to Supplier. With respect to any such Supplier's Assertion, Supplier will promptly provide Buyer with: (i) notice and copies of any documents served upon Supplier; and (ii) all reasonable cooperation which Buyer deems necessary to defend such Supplier's Assertion, including without limitation providing Buyer and its outside attorneys access to any potentially-relevant documents, information, or individuals within the control of Supplier, other than any privileged documents. If business information of Supplier other than that pertaining to the Business is contained in such documents or information, Supplier and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Buyer may have elected by written notice to assume the defense of any Supplier's Assertion, Supplier will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Supplier, but in such event the fees and expenses. of Supplier (above those which would otherwise have been incurred) and such separate counsel will be paid by Supplier.

        (c)   Notwithstanding anything in this Section 16.08 to the contrary:
              (i) Buyer will have no obligation with respect to any Supplier's Assertion if, in connection therewith, Supplier, without the written consent of Buyer, settles or compromises any Action or consents to the entry of any judgment; and (ii) Buyer will not, without the written consent of Supplier, which consent will not be unreasonably withheld, with respect to any Supplier's Assertion:
              (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Supplier of a duly executed written release of Supplier from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Supplier, or (B) settle or compromise any Action in any manner that. in the reasonable judgment of Supplier or their counsel, will materially adversely affect Supplier other than as a result of money damages or other money payments.

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

        (d)   Upon the payment of any settlement or judgment pursuant to this
              Section 16.08 with respect to any Supplier's Assertion, Buyer will be subrogated to all rights and remedies of Supplier against any third party in respect of such Supplier's Assertion to the extent of the amount so paid by Buyer.

        (e) The indemnity provided for by this Section 16.08 will be Supplier's exclusive source of recovery against Buyer with respect to matters covered hereby.

16.09   DISPUTE RESOLUTION.

        (a) Any Action asserted by Supplier against Buyer or by Buyer against Supplier (a "Claim") arising out of or related to this Supply Agreement, including without limitation any Claim for indemnification pursuant to Sections 16.07 and 16.08 above, hereof or any issue as to whether or not a Claim is arbitrable, will be resolved pursuant to the procedures described in this Section 16.09.

        (b) Should any Claim arise, Supplier and Buyer will first attempt to resolve such Claim by entering into good faith negotiations by or among their appropriate employees or officers. Such negotiations will commence as soon as practicable after either Supplier or Buyer has received notice from the other party of such Claim, but no later than ten (10) days after such receipt, and will terminate thirty (30) calendar days after such commencement. During negotiations, Supplier and Buyer will not have the right to any discovery, unless agreed by each of Supplier and Buyer.

        (c) Any Claim which has not been resolved pursuant to Section 16.09(b) of this Agreement will be referred to good faith negotiations by or among one or more officers of Supplier and Buyer. Such negotiations will commence as soon as practicable after termination of the negotiations described in Section 16.09(b), but not later than ten (10) business days thereafter, and will terminate thirty (30) calendar days after such commencement. During the negotiations, Supplier and Buyer will not have the right to any discovery, unless agreed by Supplier and Buyer.

        (d) Any Claim which has not been resolved pursuant to Section 16.09(c) of this Agreement will be determined by arbitration. The arbitration will be conducted by one arbitrator, who will be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association (AAA). The arbitration will be held in Cincinnati, Ohio and will be conducted in accordance with the Commercial Arbitration Rules of the AAA, except that the rules set forth in this Section 16.09(d) will govern such arbitration to the extent they conflict with the rules of the AAA. Supplier and Buyer will use their best efforts to cause the arbitration to be conducted in an expeditious manner. Supplier and Buyer will use their best efforts to cause the arbitration to be completed within sixty (50) days after selection of the arbitrator. In the arbitration, Delaware law will govern, except to the extent that those laws conflict with the Commercial Arbitration

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

              Rules of the AAA and the provisions of this Section 16.09(d). There will be no discovery, except as the arbitrator will permit following a determination by the arbitrator that the person seeking such discovery has a substantial, demonstrable need. All other procedural matters will be within the discretion of the arbitrator. In the event a Person fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrator, the arbitrator will fix a reasonable period of time for compliance and, if the Person does not comply within said period, a remedy deemed just by the arbitrator, including an award of default, may be imposed. The determination of the arbitrator will be final and binding on the Supplier and Buyer. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

16.10 DAMAGE LIMITATIONS. Notwithstanding anything to the contrary in the this Agreement, none of Supplier's Indemnified Parties nor Buyer's Indemnified Parties will be permitted to recover any consequential, indirect, special or punitive damages arising out of or related to this Agreement, regardless of the form of the Claim or Action, including without limitation Claims or Actions for indemnification, tort, breach of contract, warranty, representation or covenant. Any provision herein to the contrary notwithstanding, the maximum liability of Supplier to any person, firm or corporation whatsoever arising out of or in the connection with the purpose of this Agreement, the services provided hereunder by Supplier, or the Products delivered to Buyer hereunder, whether such liability arises from any claim based on breach or repudiation of contract, warranty, tort or otherwise, shall in no case exceed the actual price paid to Supplier by Buyer hereunder for the Products.

16.11 SUCCESSORS AND ASSIGNS. This Supply Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. Buyer may not assign this Supply Agreement, or any of its rights or liabilities hereunder, without the prior written consent of Supplier. In the event Supplier withholds its consent to any such assignment, Buyer shall have the option to purchase up to six (6) months of inventory of Products, subject to the minimum and maximum requirements set forth in Schedule 2.02. Notwithstanding the foregoing, Buyer may assign this Supply Agreement, without Supplier's consent, only in the event of a sale, disposition, merger or consolidation that involves substantially all of the assets of the Business or capital stock of Buyer, provided that Buyer may in no event assign this Agreement, in whole or in part, to anyone or more of the entities, companies and their respective Affiliates, listed on Schedule
        16.11. Notwithstanding the foregoing, if, in the event of a sale, disposition, merger or consolidation that involves substantially all of the assets of the Business or capital stock of Buyer, Buyer assigns this Supply Agreement to The Dial Corporation, this Supply Agreement shall terminate six (6) months from the date of such assignment, subject to the terms of Section 15.02(a). Any assignment will however not relieve the party making the assignment from any liability under this Supply Agreement. Notwithstanding the foregoing, in no event shall this Supply Agreement or any rights granted hereunder inure to the benefit of any trustee in bankruptcy, receiver or other successor of buyer whether by operation of law or otherwise, without the written consent

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

        of Supplier and any assignment or transfer without such consent and approval shall be null and void.

16.12 NOTICES. All notices required or permitted to be given under this Supply Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as Supplier or Buyer may provide by notice to the other:

        SUPPLIER:

              The Procter & Gamble Manufacturing Company
              169 East Grand Avenue
              Saint Louis, MO 63147
              Attention: John Long
              Telephone: 314-622-8473
              Fax: 314-622-8278

              With a copy to:

              The Procter & Gamble Company
              Legal Division
              One Procter & Gamble Plaza
              Cincinnati, Ohio 45202
              Attention: Marco R. Kerschen
              Telephone: (513) 983-7572
              Fax: (513) 983-4274

        BUYER:

              Prestige Brands International, Inc.
              26811 South Bay Drive
              Suite 300
              Bonita Springs, FL 34134
              Attention: Ted Host
              Telephone: (941) 948-8545
              Fax: (941) 948-8551

              With a copy to:

              Hunton & Williams
              Riverfront Plaza, East Tower
              951 East Byrd Street
              Richmond, VA 23219
              Attention: T. Justin Moore III Esq.
              Telephone: (804) 788-8200
              Fax: (804) 788-8218

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

IN WITNESS WHEREOF, the parties have signed this Supply Agreement on the date set forth below.

SUPPLIER:                                         BUYER:

THE PROCTER & GAMBLE                              PRESTIGE BRANDS INTERNATIONAL,
MANUFACTURING COMPANY                             INC.

By:    /s/ R.A. MCDONALD                          By:    /s/ CYNTHIA B. SATTERWHITE
   ------------------------------------------        ------------------------------------

Name printed:  R.A. McDonald                      Name printed: Cynthia B. Satterwhite
             --------------------------------                  --------------------------

Title:  President, Fabrics & Home Care G.B.U.     Title:  CFO & VP
      ---------------------------------------           ---------------------------------

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                                                        Amended and Restated and
                                                         Manufacturing Agreement

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.

                                  SCHEDULE 1.15
                                    PRODUCTS

        PRODUCTS                 PRODUCT CATEGORY    BRAND CODE            SIZE
---------------------------------------------------------------------------------------
Comet Powder Cleanser Regular         Powder          00003362        25 Oz. (4 cans)

Comet Power Cleanser Regular          Powder          84900079        25 Oz. (4 cans)
                                                                   Pallet Display Units

Comet Powder Cleanser Regular         Powder          84901390          11 Oz. AVDP

Comet Powder Cleanser Regular         Powder          00003697          14 Oz. AVDP

Comet Powder Cleanser Regular         Powder          00003529          21 Oz. AVDP

Comet Bathroom Spray                   Spray          00006588         17 Oz. Fluid

Comet Bathroom Spray                   Spray          00031110         32 Oz. Fluid

Comet Lemon Powder cleanser           Powder          00003732          17 Oz. AVDP

Comet Powder Canada                   Powder          00002535            400 gr

Comet Powder Lemon Canada             Powder          00002577            400 gr

Comet Powder Canada                   Powder          00002615            600 gr

Comet Powder Canada                   Powder          00017629        750 gr (6 pack)

Comet Powder Canada                   Powder          00017643        750 gr (6 pack)
                                                                   Pallet Display Units

Comet Powder Cleanser Regular         Powder          84914165            25 Oz.
(US - Dollar General SKU)

Comet Orange [**]                     Powder            [**]             [**] Oz.

**                                           Once the Comet Orange product
Specifications have been agreed to by Buyer and Supplier, Buyer and Supplier will mutually agree to a Comet Orange product size, brand code, the minimum and maximum production requirements, and the price per physical case of Comet Orange.

                                  SCHEDULE 2.02

                        MAXIMUM AND MINIMUM REQUIREMENTS

1.  MAXIMUM REQUIREMENTS

The following sets forth the maximum number of Statistical Units Supplier can be produced in any calendar month during this Supply Agreement.

                              PRODUCT                   THOUSANDS OF    THOUSANDS OF
PRODUCT                      CATEGORY    BRAND CODE     STAT. UNITS*     PHYS. UNITS
------------------------------------------------------------------------------------
Comet Powder                  Powder      84914165          7.79            8.69
Cleanser Regular
24/25 oz

Comet Powder Cleanser         Powder      00003362          7.79            8.69
Regular 6/4x25 oz

Comet Powder Cleanser         Powder      84900079          39.61           1.11
Regular 60/4x25 oz

Comet Powder Cleanser         Powder      84901390          7.00            8.88
Regular 48/11 oz

Comet Powder Cleanser         Powder      00003697          51.96           51.80
Regular 48/14 oz

Comet Powder Cleanser         Powder      00003529         106.10          141.10
Regular 24/21 oz

Comet Bathroom Spray           Spray      00006588          27.75           46.10
12/17 oz

Comet Bathroom Spray           Spray      00031110          48.79           57.40
9/32 oz

Comet Lemon Powder            Powder      00003732          18.13           35.76
Cleanser 20/17 oz

Comet Powder Canada           Powder      00002535          7.48            7.48
48/400 gm

Comet Powder Lemon Canada     Powder      00002577          3.74            7.48
24/400 gm

Comet Powder Canada           Powder      00002615          8.23            10.97
24/600 gm

Comet Powder Canada           Powder      00017629          8.23            8.69
4/6x750 gm

Comet Powder Canada           Powder      00017643          8.23             .22
40/6x750 gm

Comet Orange                  Powder        [**]            [**]            [**]
[**] oz

Supplier will be open to consider deviations beyond this on a case-by-case basis and will use commercially reasonable efforts to accommodate such deviations. If Buyer's annual requirements are forecasted to increase more than 10% versus previous year, Buyer and Supplier agree to develop a mutually agreeable plan to meet the demand.

*                                            Statistical Unit Equals:

                                             Comet spray


                                             10 Liters

                                             Comet powder

                                             19 Kilograms

**                                           Once the Comet Orange product
Specifications have been agreed to by Buyer and Supplier, Buyer and Supplier will mutually agree to a Comet Orange product size, brand code, the minimum and maximum production requirements, and the price per physical case of Comet Orange.

2.  MINIMUM REQUIREMENTS

The following sets forth the minimum number of Statistical Units (or Cases) for any consecutive production run during the term of this Supply Agreement.

                              PRODUCT                   THOUSANDS OF    THOUSANDS OF
PRODUCT                      CATEGORY    BRAND CODE     STAT. UNITS*     PHYS. UNITS
------------------------------------------------------------------------------------
Comet Powder                  Powder      84914165          2.06            2.30
Cleanser Regular
24/25 oz

Comet Powder Cleanser         Powder      00003362          2.06            2.30
Regular 6/4x25 oz

Comet Powder Cleanser         Powder      84900079          2.06             .06
Regular 60/4x25 oz

Comet Powder Cleanser         Powder      84901390          1.63            2.07
Regular 48/11 oz

Comet Powder Cleanser         Powder      00003697          1.73            1.74
Regular 48/14 oz

Comet Powder Cleanser         Powder      00003529          1.90            2.54
Regular 24/21 oz

Comet Bathroom Spray           Spray      00006588          2.31            3.84
12/17 oz

Comet Bathroom Spray           Spray      00031110          2.12            2.49
9/32 oz

Comet Lemon Powder            Powder      00003732          1.41            2.78
Cleanser 20/17 oz

Comet Powder Canada           Powder      00002535          1.74            1.74
48/400 gm

Comet Powder Lemon Canada     Powder      00002577          0.87            1.74
24/400 gm

Comet Powder Canada           Powder      00002615          1.91            2.54
24/600 gm

Comet Powder Canada           Powder      00017629          2.17            2.30
4/6x750 gm

Comet Powder Canada           Powder      00017643          2.17             .06
40/6x750 gm

Comet Orange                  Powder        [**]            [**]            [**]
[**] oz

*                                            Statistical Unit Equals:

                                             Comet spray

                                             10 Liters

                                             Comet powder


                                             19 Kilograms

**                                           Once the Comet Orange product
Specifications have been agreed to by Buyer and Supplier, Buyer and Supplier will mutually agree to a Comet Orange product size, brand code, the minimum and maximum production requirements, and the price per physical case of Comet Orange.

                                  SCHEDULE 3.02

                                FORM OF FORECAST

                          PRESTIGE BRANDS INTERNATIONAL

TO:   PROCTER & GAMBLE                                    SHIP TO:
      tbd

DATE         PICK UP DATE       SHIP VIA               PURCHASE ORDER NO.
----         ------------       --------               ------------------



                                                              SHIPMENTS BY WEEK*

QUANTITY       BRAND
(PHYS CS.)     CODE     DESCRIPTION    WEEK 1    WEEK 2    WEEK 3    WEEK 4
---------------------------------------------------------------------------




---------------------------------------------
Authorization Signature

                                  SCHEDULE 6.04

                            COST AND FEASIBILITY FORM

                           COST & FEASIBILITY REQUEST

Date:                                                        C&F No.:
SKU:
Country:

ASSUMPTIONS:


VOLUME:


TIMING:


REQUIREMENTS:


---------------------------------------------
Signature

                                  SCHEDULE 9.01
                          PRICING AND COST ASSUMPTIONS

     PRODUCT                      BRAND CODE         SIZE
--------------------------------------------------------------
Comet Powder Lemon                   3732           17 Oz.

Comet Powder Lemon-Fiber           84914780         17 Oz.
Dollar General

Comet Powder Regular               84901390         11 Oz.

Comet Powder Regular                 3697           14 Oz.

Comet Powder Regular                 3529           21 Oz.

Comet Powder Regular-              84914165         25 Oz.
Dollar General

Comet Powder Regular                 3362           25 Oz.

Comet Powder Regular               84916618     21 Oz. Pallet
                                                   Display
                                                    Units

Comet Powder Regular               84900079     25 Oz. Pallet
                                                   Display
                                                    Units

Comet Powder Lemon Canada            2577          400 Gr.

Comet Powder Reg. Canada             2535          400 Gr.

Comet Powder Reg. Canada             2615          600 Gr.

Comet Powder Reg. Canada            17629          750 Gr.

Comet Powder Reg. Canada            17643       750 Gr. Pallet
                                                 Display Units

Comet Powder Reg. Canada-Bonus     84916981        720 Gr.

Comet Bathroom Spray                 6588           17 Oz.

Comet Powder 21 oz Bonus            13529          25.2 Oz.

Comet Bathroom Spray                31110           32 Oz.

Comet Bathroom Spray-              84914486         17 Oz.
Bonus Dollar General

Comet Bathroom Spray               84914485         64 Oz.

Comet Bathroom Spray               84916979         650 ml

Comet Orange Powder                  [**]            [**]

***


* Once the Comet Orange product Specifications have been agreed to by Buyer and Supplier, Buyer and Supplier will mutually agree to a Comet Orange product size, brand code, the minimum and maximum production requirements, and the price per physical case of Comet Orange.

                                 SCHEDULE 16.11

                        RESTRICTED COMPETITOR ASSIGNMENTS

SC Johnson & Son, Inc.
Colgate Palmolive Inc.
Clorox
Uniliver
Reckitt Benckiser
Orange Glo International
And any trade customers of Supplier.